                                                                    EXHIBIT 4.1B


                            SECURITIES RESOLUTION NO.
                                       OF
                                  ALPHARMA INC.



       I,          , Secretary of Alpharma Inc. (the "Company"), do hereby
certify that the attached is a true and correct copy of Securities Resolution
No.      duly adopted by the of the Company pursuant to authorization delegated
to him by the             Committee of the Board of Directors of the company at
a meeting called and held on the day of          ; that a quorum of said Board
Committee was present at said meeting and voted throughout; and I do further certify that said resolution has not been rescinded and remains in full force and effect.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the
corporate seal of ALPHARMA INC. this      day of            .



                                          By:_________________________________
                                                Name:
                                                Title:


[CORPORATE SEAL]

                        [    ]% [    ] NOTES DUE [    ]

                        SECURITIES RESOLUTION NO. [    ]
                                       OF
                                  ALPHARMA INC.

      The actions described below are taken by the Board of Directors (the "Board") of ALPHARMA INC. (the "Company"), or by an Officer or committee of Officer or committee of Officers pursuant to Board delegation, in accordance with resolutions adopted by the Board as of [ ], resolutions adopted by the Committee of the Board as of [ ], and Section 2.02 of the Indenture dated as of [ ] (the "Indenture") between the Company and [ ], Trustee. Terms used herein and not defined have the same meaning given such terms in the Indenture.

      RESOLVED, that a new series of Debt Securities is authorized as follows:

      1.    The title of the series is [    ]% [     ] Notes due [     ]
            ("Notes").

      2. The form of the Notes shall be substantially in the form of Exhibit 1 hereto.

      3.    The Notes shall have the terms set forth in Exhibit 1.

      4. The Notes shall be sold to the underwriter(s) named in the Prospectus Supplement dated [ ] on the following terms:

            Price to Public:
            Underwriting Discount:
            Closing Date:

      This Securities Resolution shall be effect as of [ ].